SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 2, 2008 (June 30, 2008)
Date of Report (Date of earliest event reported)

CRAFT BREWERS ALLIANCE, INC.
(Exact Name of Registrant as Specified in Charter)

Washington	0-26542	91-1141254
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

14300 NE 145th Street, Suite 210
Woodinville, Washington 98072
(Address of Principal Executive Offices, Zip Code)

(425) 483-3232
(Registrant’s Telephone Number, Including Area Code)

Redhook Ale Brewery, Incorporated
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

The information contained in Item 2.01 under the subtitle “Agreements with Anheuser-Busch, Incorporated” is incorporated herein by reference.

Item 1.02     Termination of a Material Definitive Agreement

The information contained in Item 2.01 under the subtitles “Craft Brands Alliance” and "Termination of Redhook Credit Facility" is incorporated herein by reference.

Item 2.01     Completion of Acquisition or Disposition of Assets

On November 13, 2007, Redhook Ale Brewery, Incorporated (“Redhook” or the “Company”) entered into an Agreement and Plan of Merger, as amended by Amendment No. 1 dated April 30, 2008 (the “Merger Agreement”) with Widmer Brothers Brewing Company, an Oregon corporation (“Widmer”). The Merger Agreement provided, subject to customary conditions to closing, for a merger (the “Merger”) of Widmer with and into the Company. A copy of the Merger Agreement was included as an exhibit to the Company’s current report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on November 13, 2007. A copy of Amendment No. 1 to the Merger Agreement was included as an exhibit to the Company’s registration statement on Form S-4/A filed with the SEC on May 2, 2008.

On July 1, 2008, the merger of Widmer with and into Redhook was completed. Pursuant to the Merger Agreement and by operation of law, upon the merger of Widmer with and into Redhook, Redhook acquired all of the assets, rights, privileges, properties, franchises, liabilities and obligations of Widmer. Each outstanding share of capital stock of Widmer was converted into the right to receive 2.1551 shares of Redhook common stock, or approximately 8,361,514 shares. Based on the closing price of the Redhook common stock on the Nasdaq Stock Market on June 30, 2008, the value of the shares issued by Redhook was approximately $38,547,000. The merger resulted in Widmer shareholders and existing Redhook shareholders each holding approximately 50% of the outstanding shares of the Company. No Widmer shareholder exercised statutory appraisal rights in connection with the merger.

In connection with the Merger, the name of the Company was changed to “Craft Brewers Alliance, Inc.”  The common stock of the Company will continue to trade on the Nasdaq Stock Market under the trading symbol “HOOK.”

Craft Brands Alliance LLC

In connection with the Merger, Redhook and Widmer’s joint venture, Craft Brands Alliance LLC (“Craft Brands”) was merged with and into the Company, effective July 1, 2008. Prior to the Merger, Redhook and Widmer sold their products to Craft Brands at a price substantially below wholesale pricing levels; Craft Brands, in turn, advertised, marketed and sold Redhook’s and Widmer’s products to wholesale outlets in the western U.S. through a distribution agreement between Craft Brands and Anheuser-Busch, Incorporated (“A-B”). All existing agreements between Redhook and Craft Brands and between Craft Brands and Widmer terminated as a result of the merger of Craft Brands with and into Redhook.

Agreements with Anheuser-Busch, Incorporated

Effective July 1, 2008, Redhook, Widmer and Craft Brands entered into a consent and amendment (the “Consent and Amendment”) with A-B, pursuant to which A-B (i) consented to the Merger, and (ii) agreed that the execution of the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement would not constitute an event of default under the Redhook, Widmer or Craft Brands distribution agreements or the Redhook exchange and recapitalization agreement with A-B.

The Consent and Amendment also amended the Master Distributor Agreement between Redhook and A-B dated as of July 1, 2004 (the “Redhook Distribution Agreement”) to:

  increase the inventory manager fee to $208,000 for 2008, to be adjusted annually by a contractually determined formula;
  expand products sold pursuant to the Redhook Distribution Agreement to include products produced by Kona Brewery LLC (“Kona”) and marketed by Redhook;
  expand the territory covered to include the United States of America, the District of Columbia and all states, territories and possessions of the United States of America;
  modify the term of the Redhook Distribution Agreement to continue in effect until December 31, 2018 (the “Initial Term”). Following the Initial Term, the Redhook Distribution Agreement shall renew automatically for an additional 10 year period, unless A-B provides written notice to Redhook on or prior to June 30, 2018 that the Redhook Distribution Agreement shall not be renewed; and
  expand the incremental margin fee to include shipments of Kona and Widmer products.

The Consent and Amendment additionally amended terms and conditions of the Exchange and Recapitalization Agreement dated as of June 30, 2004 and the Registration Rights Agreement dated as of July 1, 2004 between Redhook and A-B to (i) change the threshold amounts triggering restrictions on Redhook’s ability, without A-B’s consent, to acquire or invest in assets or businesses related to the production or distribution of malt beverage products or to dispose of all or a portion of its assets other than as part of a sale-leaseback transaction; and (ii) to prohibit Redhook from taking any action that would cause A-B to own 50 percent or more of Redhook’s outstanding common stock.

The Consent and Amendment also acknowledged that certain agreements between Widmer and A-B and between Craft Brands and A-B would be terminated and of no further force and effect upon consummation of the Merger.

The Consent and Amendment is attached hereto as Exhibit 10.1.

As of June 30, 2008, Busch Investment Corporation, an affiliate of A-B, held of record 2,761,713 shares of Redhook common stock, which represented approximately 32.8% of the total number of shares of Redhook common stock outstanding on that date. In addition, A-B held on that date 1,534,655 shares of Widmer common stock, which comprised approximately 40.5% of the total number of shares of Widmer common stock outstanding on that date. Upon completion of the Merger, A-B received 3,307,334 shares of Redhook common stock in exchange for its Widmer shares. When combined with existing shares of Redhook common stock held by A-B, A-B’s aggregate holdings of Redhook common stock totaled 6,069,047 shares, or approximately 36.1% of the total number of shares of Redhook common stock outstanding following the merger.

John Glick, Andrew Goeler and Anthony Short served on Widmer’s board of directors as designees of A-B prior to the Merger. Messrs. Glick and Short also served as directors of Redhook as designees of A-B. Pursuant to the Merger Agreement, Mr. Glick resigned as a director of Redhook, effective as of the effective time of the Merger, and Mr. Goeler was appointed to serve on the board of the Company. Mr. Short will continue to serve as a director of the Company.

The terms of the Merger Agreement, including the amount and type of merger consideration, were reached after arms-length negotiation between representatives of Redhook and Widmer. Neither the A-B designated directors of Redhook and Widmer, nor any other representative of A-B, participated in negotiations regarding the economic or other terms of the merger. In addition, each of the A-B designated directors abstained during Redhook and Widmer board meetings from voting and deliberations concerning the merger.

Termination of Redhook Credit Facility

Effective June 30, 2008, the Company terminated the loan agreement between Redhook and Bank of America, N.A., dated February 14, 2008. As of June 30, 2008, there was no balance outstanding under the loan agreement.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation and Appointment of Directors

In connection with the Merger, the following individuals resigned as directors of the Company, effective as of the effective time of the Merger:  Paul S. Shipman, Michael Loughran, Frank H. Clement, and John W. Glick. There were no disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

Pursuant to the Merger Agreement, the following individuals were appointed to the board of directors to serve as the replacements for the resigning directors, effective July 1, 2008:  Kurt R. Widmer (Chairman of the Board), Timothy P. Boyle, Kevin R. Kelly and Andrew R. Goeler (as an A-B designated director).

Mr. Boyle, 58, has served as a director of Widmer since May 1999. Since 1989, Mr. Boyle has served as President and Chief Executive Officer of Columbia Sportswear Company, an active outdoor apparel and footwear company headquartered in Portland, Oregon. He began working with Columbia Sportswear Company in 1970. Mr. Boyle is a member of the boards of directors of Columbia Sportswear Company, Northwest Natural Gas Company, the University of Oregon Foundation and Oregon Trout. He is a trustee of Reed College, the Youth Outdoor Legacy Fund and a past member of the Young Presidents’ Organization. He earned a Bachelor of Science degree in Journalism from the University of Oregon.

Mr. Goeler, 51, has served as a director of Widmer since August 2005 and been employed by A-B since 1980. Since 1995, Mr. Goeler has held various positions in the Marketing Division at A-B, including heading up the Bud Light and Budweiser brands. He currently serves as Vice President, Import, Craft and Specialty Group. Prior to 1995, Mr. Goeler held various field sales positions, including Geographical Marketing and Executive Assistant to the Vice President of Sales, and served in the Wholesale Operations Division. Mr. Goeler earned a Master’s Degree in Marketing from Fairleigh Dickinson University and a Master’s Degree in International Business from Webster University.

Mr. Kelly, 58, has been a director of Widmer since September 1995. He has been the Chief Executive Officer and owner of McCall Heating and Cooling, an oil sales and heating/cooling contractor since 1994. He was elected President and Chief Executive Officer of U.S. Bancorp in 1993 after holding the position of President and Chief Executive Officer of U.S. Bank of Oregon since 1987. He began his 16 year career at US Bancorp with principal assignments in corporate planning, business development, and as head of the investment group. He is an alumnus of Portland, Oregon’s Jesuit High School, and graduated with a bachelor’s degree from Santa Clara University which he attended on a basketball scholarship. He graduated from the University of Oregon with a Masters degree (1973) and a Ph.D. (1974) in Economics with subsequent teaching engagements at the University of Oregon, Reed College, and Lewis and Clark College. He participates as a director of Northwest Bank and The Sisters of Providence Pension Trustees. His current charitable interests also include children at risk (St. Mary’s Home for Boys, Thomas Edison High School, and De La Salle High School), the arts (Portland Center Stage), religion (Legatus and Mt. Angel Foundation) and community development (Portland Oregon Sports Authority).

Mr. Widmer, 56, co-founded Widmer Bros. Brothers Brewing Company with his brother, Robert Widmer, in 1984 and served as President, Chief Executive Officer and Chairman of the Board since that time until June 30, 2008. Mr. Widmer earned a Bachelor’s Degree in Psychology from the University of Oregon. He is a member of the board of directors and past president of the Oregon Brewers Guild.

The directors were appointed to the committees listed below, to serve on such committees until the next annual meeting of the board of directors or until such persons’ successors are duly appointed and qualified:

Audit Committee:

  Kevin R. Kelly, Chairman and Audit Committee Financial Expert
  John D. Rogers, Jr.
  David R. Lord
  Anthony J. Short, Non-independent Committee Observer

Compensation Committee:

  David R. Lord, Chairman
  Timothy P. Boyle
  Kevin R. Kelly
  Andrew R. Goeler, Non-independent Committee Observer

Nominating and Governance Committee:

  Timothy P. Boyle, Chairman
  Kevin R. Kelly
  John D. Rogers, Jr.
  Andrew R. Goeler, Non-independent Committee Observer

Strategy & Integration Committee:

  John D. Rogers, Jr., Chairman
  David R. Lord
  Timothy P. Boyle
  Anthony J. Short, Non-independent Committee Observer

There are no family relationships between any of the Company’s directors and officers, except that Kurt Widmer, Chairman of the Board, is the brother of Robert Widmer, who will hold the position of Vice President of Corporate Quality Assurance and Industry Relations.

On June 30, 2008, the Company and Kurt Widmer entered into an employment agreement (the “Widmer Agreement”) regarding employment as the non-executive Chairman of the Board of the Company. The Widmer Agreement is effective as of July 1, 2008.

Mr. Widmer will receive an annual base salary of $225,000 per year, subject to review and annual adjustment as recommended by the Compensation Committee and approved by the Board. Mr. Widmer will be entitled to participate in all of the Company’s employee benefit programs for which he is eligible. Mr. Widmer will also be eligible for a yearly bonus, the amount of which is based upon the financial performance of the Company during that fiscal year. Company financial goals will be established by the Compensation Committee at the beginning of each fiscal year. The amount of Mr. Widmer’s bonus, if any, will be determined by the Compensation Committee in their sole discretion.

In the event that Mr. Widmer’s employment with the Company is terminated by the Company prior to July 1, 2010 for any reason other than for cause or good reason, as defined in the Widmer Agreement, Mr. Widmer will be entitled to severance equal to two year’s base salary at his final rate of pay. In addition, upon termination the Company will promptly make a cash payment equal to 100% of Mr. Widmer’s unused Paid Time Off (“PTO”) hours accrued through the date of termination in accordance with the provisions of the Company’s PTO Plan then in effect. The Company shall pay the monthly premium for continuation of health coverage (COBRA) for 18 months following the termination or resignation date. Effective July 1, 2010, Mr. Widmer will serve as an “at-will” employee of the Company.

A copy of the employment agreement with Mr. Widmer is attached hereto as Exhibit 10.2.

Certain Related Party Transactions

The Company will lease corporate office space and restaurant space from Smithson & McKay LLC, whose members include Kurt Widmer and Robert Widmer. Lease fees totaled $55,000, $53,000, and $50,000 for the years ended December 31, 2007, 2006 and 2005, respectively. The triple-net lease has a 40-year term expiring in 2034, with two consecutive 10-year extensions at the election of the lessee upon written notice. The rent is adjusted each year to reflect increases in the Consumer Price Index. The rent during an extension period, if any, will be established at fair market levels at the beginning of each period.

The Company will lease a storage facility, parking lots and certain equipment from Widmer Brothers LLC, which members include Kurt Widmer and Robert Widmer. Lease fees totaled $54,000, $53,000, and $49,000 for the years ended December 31, 2007, 2006, and 2005, respectively. In October 2007, the parties entered into a restated triple-net commercial lease with a 10-year term expiring in 2017, and two consecutive five-year renewal options at the election of the lessee upon written notice. The initial monthly rent of $3,678 is subject to annual increase based on changes in the Consumer Price Index. Rent for a renewal term, if any, will be equal to the greater of the rent during the preceding term or a reasonable fair market rental based on rental values of comparable properties in the vicinity.

Resignation and Appointment of Officers

In connection with the Merger, Paul S. Shipman resigned his position as Chief Executive Officer, effective as of the effective time of the Merger.

Pursuant to the Merger Agreement, the following individuals were appointed by the board of directors to hold the offices indicated until the next annual meeting of the board of directors or until such persons’ successors are appointed and qualified:

David J. Mickelson	Co-Chief Executive Officer
Terry E. Michaelson	Co-Chief Executive Officer
Mark D. Moreland	Chief Accounting Officer

The board of directors determined that, following the merger with Widmer, Mr. Moreland will initially be employed as Chief Accounting Officer of the Company, but will ultimately be promoted to Chief Financial Officer and Treasurer of the Company, with the transition in positions anticipated to occur during the third quarter of 2008.

Terry E. Michaelson, 54.  Mr. Michaelson served as President of Craft Brands from July 2004 through June 2008. From March 1995 to June 2004, he served as Chief Operating Officer and Executive Vice President of Widmer, and from August 1993 to June 2004, Mr. Michaelson served as a director of Widmer. From January 1994 to February 1995, he served as Director of Operations of Widmer. From December 1984 to December 1993, Mr. Michaelson held various positions at Etcetera Inc., a fashion accessory retailer, including President and Chief Operating Officer. Mr. Michaelson earned a Bachelor’s Degree in Liberal Studies from Oregon State University and a Master’s Degree in Education from Lewis & Clark College.

On June 30, 2008, the Company and Terry E. Michaelson entered into a letter of agreement (the “T. Michaelson Agreement”) regarding employment as the Co-Chief Executive Officer of the Company. The Michaelson Agreement is effective as of July 1, 2008.

The T. Michaelson Agreement provides that Mr. Michaelson will serve as an “at-will” employee of the Company. Mr. Michaelson will receive an annual base salary of $215,000 per year, subject to review and annual adjustment as recommended by the Compensation Committee and approved by the Board. Mr. Michaelson will be entitled to participate in all of the Company’s employee benefit programs for which he is eligible, including a long-term incentive plan for executive officers to be developed by the Compensation Committee of the Board. Mr. Michaelson will be eligible for a yearly bonus, of which a portion will be discretionary and a portion will be paid upon achieving certain targets as approved by the Compensation Committee or the Board. Mr. Michaelson’s target bonus for 2008 is 40% of his base salary.

In the event that Mr. Michaelson’s employment with the Company is terminated by the Company for any reason other than for cause, Mr. Michaelson will be entitled to severance equal to the lesser of (a) the number of full years of service accrued with the Company or (b) 24 months. Mr. Michaelson’s prior service with Widmer and Craft Brands will be included in the calculation of the number of years of service with the Company. In addition, upon termination the Company will promptly make a cash payment equal to 100% of Mr. Michaelson’s unused PTO hours accrued through the date of termination in accordance with the provisions of the Company’s PTO Plan then in effect. The Company will also continue to provide, for 18 months, the same health benefits as were being provided at the time of termination. Additionally, if, during the severance period, Mr. Michaelson becomes employed or associated with a brewing or other company that the Company determines, in its reasonable discretion, is a competitor of the Company or A-B, Mr. Michaelson’s salary continuation payments will terminate as of the effective date of such employment or association.

A copy of the letter agreement with Mr. Michaelson is attached hereto as Exhibit 10.3.

David J. Mickelson, 48.  On June 30, 2008, the Company and David J. Mickelson entered into a letter of agreement (the “D. Mickelson Agreement”) regarding employment as the Co-Chief Executive Officer of the Company. The Mickelson Agreement is effective as of July 1, 2008. The D. Mickelson Agreement supersedes his prior letter of agreement with Redhook dated June 23, 2005.

The D. Mickelson Agreement provides that Mr. Mickelson will serve as an “at-will” employee of the Company. Mr. Mickelson will receive an annual base salary of $215,000 per year, subject to review and annual adjustment as recommended by the Compensation Committee and approved by the Board. Mr. Mickelson will be entitled to participate in all of the Company’s employee benefit programs for which he is eligible, including a long-term incentive plan for executive officers to be developed by the Compensation Committee of the Board. Mr. Mickelson will be eligible for a yearly bonus, of which a portion will be discretionary and a portion will be paid upon achieving certain targets as approved by the Compensation Committee or the Board. Mr. Mickelson’s target bonus for 2008 is 40% of his base salary.

In the event that Mr. Mickelson’s employment with the Company is terminated by the Company for any reason other than for cause, Mr. Mickelson will be entitled to severance equal to the lesser of (a) the number of full years of service accrued with the Company or (b) 24 months. In addition, upon termination the Company will promptly make a cash payment equal to 100% of Mr. Mickelson’s unused PTO hours accrued through the date of termination in accordance with the provisions of the Company’s PTO Plan then in effect. The Company will also continue to provide, for 18 months, the same health benefits as were being provided at the time of termination. Additionally, if, during the severance period, Mr. Mickelson becomes employed or associated with a brewing or other company that the Company determines, in its reasonable discretion, is a competitor of the Company or A-B, Mr. Mickelson’s salary continuation payments will terminate as of the effective date of such employment or association.

A copy of the letter agreement with Mr. Mickelson is attached hereto as Exhibit 10.4.

Mark D. Moreland, 43.  Mr. Moreland served as Chief Financial Officer of Widmer from April 1, 2008 to June 30, 2008. From July 2006 to November 2007, he was Executive Vice President and Chief Financial Officer of Knowledge Learning Corporation (KLC), the $1.7 billion parent company of the KinderCare early childhood education business. From July 2005 to June 2006, he held Interim CFO and Senior Vice President – Finance and Treasurer roles with Movie Gallery, Inc., which operates the Movie Gallery and Hollywood Entertainment video rental chains. From August 2002 to July 2005, he was Senior Vice President, Finance and Treasurer of Hollywood Entertainment Corporation, which was acquired by Movie Gallery in April 2005. Movie Gallery and each of its U.S. affiliates, including Hollywood Entertainment, filed voluntary petitions under Chapter 11of the U.S. Bankruptcy Code on October 16, 2007. Their plan of reorganization was confirmed by the Bankruptcy Court on April 10, 2008. Mr. Moreland also previously worked with Kmart Corporation, Deloitte Consulting, Blue Shield of California and the U.S. General Accounting Office. Mr. Moreland earned an MBA from the University of Michigan and a B.S. in Economics from the University of Texas at Arlington.

On June 30, 2008, the Company and Mark D. Moreland entered into a letter of agreement (the “Moreland Agreement”) regarding employment as the Chief Accounting Officer of the Company. The Moreland Agreement is effective as of July 1, 2008.

The Moreland Agreement provides that Mr. Moreland will serve as an “at-will” employee of the Company. Mr. Moreland will receive an annual base salary of $200,000 per year, subject to review and annual adjustment as recommended by the Compensation Committee and approved by the Board. Mr. Moreland will be entitled to participate in all of the Company’s employee benefit programs for which he is eligible, including a long-term incentive plan for executive officers to be developed by the Compensation Committee of the Board. Mr. Moreland will be eligible for a yearly bonus, of which a portion will be discretionary and a portion will be paid upon achieving certain targets as approved by the Compensation Committee or the Board. Mr. Moreland’s target bonus for 2008 is 40% of his base salary, calculated on a pro rata basis beginning April 1, 2008, less the total amount, if any, that, prior to July 1, 2008, is (a) paid as a bonus or (b) approved for payment as a bonus by the Widmer Compensation Committee.

In the event that Mr. Moreland’s employment with the Company is terminated by the Company for any reason other than for cause, Mr. Moreland will be entitled to severance equal to the number of full years of service accrued with the Company but, in no event, shall the severance period be less than six months or more than 12 months. In addition, upon termination the Company will promptly make a cash payment equal to 100% of Mr. Moreland’s unused PTO hours accrued through the date of termination in accordance with the provisions of the Company’s PTO Plan then in effect. The Company will also continue to provide, for the severance period, the same health benefits as were being provided at the time of termination. Additionally, if, during the severance period, Mr. Moreland becomes employed or associated with a brewing or other company that the Company determines, in its reasonable discretion, is a competitor of the Company or A-B, Mr. Moreland’s salary continuation payments will terminate as of the effective date of such employment or association.

A copy of the letter agreement with Mr. Moreland is attached hereto as Exhibit 10.5.

The Company has entered into similar employment letters with its other executive officers. A copy of the letter agreement with Timothy McFall, Vice President of Marketing, is attached hereto as Exhibit 10.6. A copy of the letter agreement with Sebastian Pastore, Vice President of Brewing Operations and Technology, is attached hereto as Exhibit 10.7. A copy of the letter agreement with Martin Wall, Vice President of Sales, is attached hereto as Exhibit 10.8.

The Company has also entered into an employment agreement with Robert Widmer, Vice President of Corporate Quality Assurance and Industry Relations. A copy of the employment agreement with Robert Widmer is attached hereto as Exhibit 10.9.

Under the terms of the Merger Agreement, Kurt Widmer and Robert Widmer were also required to execute a non-competition and non-solicitation agreement with the Company, pursuant to which each agreed, during the period ending on the third anniversary of the date of termination of their employment by the Company, not to:

  directly or indirectly engage in the manufacturing, advertising, marketing, sale or distribution, whether for himself or for others, of any malt beverage, soda beverage, or alcoholic beverage product, in North America;
  directly or indirectly (except on behalf of the Company), solicit or encourage any employees of the Company to leave employment with the Company or enter into an employment or service arrangement with a competitive business;
  hire or enter into any service arrangement with any Company employees; or
  solicit or encourage any customer or potential customer of the Company to limit, restrict, or cease use of the Company’s services or products related to malt beverages, soda beverages, or alcoholic beverage products

A copy of the non-competition and non-solicitation agreement between the Company and Kurt Widmer is attached hereto as Exhibit 10.10. A copy of the non-competition and non-solicitation agreement between the Company and Robert Widmer is attached hereto as Exhibit 10.11.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the Merger, the Amended and Restated Articles of Incorporation of the Company were amended effective July 1, 2008 to change the name of the Company to “Craft Brewers Alliance, Inc.”

The Restated Articles also correct a clerical error in Article III with respect to the total number of authorized shares. The correct number of shares of all classes of capital stock which the Company is authorized to issue is 57,467,271.

The Restated Articles of Incorporation of Craft Brewers Alliance, Inc. is attached hereto as Exhibit 3.1.

Effective July 1, 2008, the Company amended Section 3.3 of its Bylaws to include the enumerated officer position of Co-Chief Executive Officer and to reflect the change in the name of the Company following the Merger.

The Amended and Restated Bylaws of Craft Brewers Alliance, Inc. is attached hereto as Exhibit 3.2.

Forward-Looking Statements

The foregoing information regarding the Merger includes forward-looking statements that are subject to risks and uncertainties, including, but not limited to, that the combination of Redhook and Widmer may not result in a company better positioned to compete on a national basis; that the craft beer industry may not continue to grow; that the operational, financial and management controls, reporting systems and procedures of the Company may be inadequate; and that management may be unable to successfully execute their integration strategies or realize the expected benefits of the merger. Other factors that could create or contribute to other risks and uncertainties are more fully described in Redhook’s filings with the SEC, including, but not limited to, Amendment No. 4 to Redhook’s annual report on Form 10-K for the year ended December 31, 2007. The forward-looking statements speak only as of the date hereof, and the Company expressly disclaims any intent or obligation to update these forward-looking statements.

Item 7.01     Regulation FD Disclosure

On July 1, 2008, Redhook issued a press release announcing that it had completed the Merger. The text of the press release is furnished as Exhibit 99.1 attached hereto. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act and shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01     Financial Statements and Exhibits

(a)      Not applicable; pursuant to General Instruction B.3 of Form 8-K, the financial information is not required because it has been previously filed.

(b)      Not applicable; pursuant to General Instruction B.3 of Form 8-K, the financial information is not required because it has been previously filed.

(c)  Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger between the Registrant and Widmer Brothers Brewing Company, dated November 13, 2007, as amended by Amendment No. 1 dated April 30, 2008 (incorporated by reference from Annex A to the Registrant’s Registration Statement on Form S-4, No. 333-149908)
3.1	Restated Articles of Incorporation of Craft Brewers Alliance, Inc., dated July 1, 2008
3.2	Amended and Restated Bylaws of Craft Brewers Alliance, Inc., dated July 1, 2008
10.1	Consent and Amendment dated as of July 1, 2008 between the Registrant, Widmer Brothers Brewing Company, Craft Brands Alliance LLC, and Anheuser-Busch, Incorporated
10.2	Employment Agreement dated June 30, 2008 between the Registrant and Kurt Widmer
10.3	Letter of agreement dated June 30, 2008 between the Registrant and Terry E. Michaelson
10.4	Letter of agreement dated June 30, 2008 between the Registrant and David J. Mickelson
10.5	Letter of agreement dated June 30, 2008 between the Registrant and Mark D. Moreland
10.6	Letter of agreement dated June 30, 2008 between the Registrant and Timothy G. McFall
10.7	Letter of agreement dated June 30, 2008 between the Registrant and V. Sebastian Pastore
10.8	Letter of agreement dated June 30, 2008 between the Registrant and Martin J. Wall, IV
10.9	Employment Agreement dated June 30, 2008 between the Registrant and Robert Widmer
10.10	Non-Competition and Non-Solicitation Agreement dated June 30, 2008 between the Registrant and Kurt Widmer
10.11	Non-Competition and Non-Solicitation Agreement dated June 30, 2008 between the Registrant and Robert Widmer
99.1	Press release dated July 1, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAFT BREWERS ALLIANCE, INC.

Dated:	July 2, 2008	By:	/s/ JAY T. CALDWELL
Jay T. Caldwell
Chief Financial Officer and Treasurer